UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported):  December 29, 2009

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone Street
Aberdeen, Washington 98520
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 29, 2009, Pacific Financial Corporation sent a letter to its shareholders.  As part of that letter, the company indicated that it will not pay a cash dividend for 2009.  The letter is attached as Exhibit 99.1 to this report and incorporated by reference.

Forward-Looking Statements

This Current Report on Form 8-K, including the letter to shareholders incorporated into this report by reference, includes forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from results expressed in or implied by the forward-looking statements.  Forward looking statements include, among others, statements regarding the company's ability to pay dividends in the future and trends in nonperforming assets within the company's loan portfolio.  Risks that could cause actual results to differ include, but are not limited to, the risks of further declines in the national and regional economy, the effects of high levels of unemployment in the company's markets, and the effects of sustained economic weakness on the company's commercial real estate and home equity loan portfolios, as well as other risk factors detailed in the company’s filings with the Securities and Exchange Commission.  All forward-looking statements should be considered in light of these risks and uncertainties.  The company does not undertake any obligation to update or revise its forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:  The following exhibit is filed with this Form 8-K:

99.1  Letter to shareholders dated December 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: December 29, 2009	By:	/s/ Denise Portmann
Denise Portmann Chief Financial Officer